                                                                   EXHIBIT 10.21

                                ROBINSON PLAZA
                             OFFICE BUILDING THREE



                                     LEASE

                                BY AND BETWEEN



                            JOSEPH A. MASSARO, JR.
                                      AND
                              CAROLYN C. MASSARO
                                   LANDLORD


                                      AND


                             IRON AGE CORPORATION
                                    TENANT



                                 March 1, 1993

                               TABLE OF CONTENTS

Title                                                                      Page
-----                                                                      ----
PARTIES.....................................................................  5

PREMISES....................................................................  5

TERM........................................................................  5

RENEWAL OPTION..............................................................  5

HOLDING OVER................................................................  6

RENT........................................................................  6

RENTAL ADJUSTMENTS FOR EXPENSES.............................................  7

LANDLORD'S RECORDS.......................................................... 10

SECURITY DEPOSIT............................................................ 11

USE OF PREMISES............................................................. 11

CONSTRUCTION OF PREMISES.................................................... 11

ALTERATIONS................................................................. 11

BUILDING SERVICES........................................................... 13

ASSIGNMENT AND SUBLETTING................................................... 16

LANDLORD'S INDEMNIFICATION.................................................. 25

FIRE OR OTHER CASUALTY...................................................... 26

SUBORDINATION APPROVAL AND ATTORNMENT....................................... 27

EMINENT DOMAIN.............................................................. 28

ESTOPPEL CERTIFICATE........................................................ 29

BANKRUPTCY.................................................................. 29

DEFAULTS AND REMEDIES....................................................... 30

NON-WAIVER.................................................................. 34

RELOCATION OF TENANT........................................................ 35

QUIET ENJOYMENT............................................................. 35

AVOIDABLE DELAY............................................................. 35

SUCCESSORS.................................................................. 36

GOVERNING LAW............................................................... 36

SEVERABILITY................................................................ 36

CAPTIONS.................................................................... 36

GENDER...................................................................... 36

NOTICES..................................................................... 37

BROKERS..................................................................... 37

EXECUTION................................................................... 37

MODIFICATIONS............................................................... 37

SIGNAGE..................................................................... 38

REPRESENTATIONS BY LANDLORD................................................. 38

ENTIRE AGREEMENT............................................................ 39

                                   EXHIBITS
                                   --------

FLOOR PLAN......................................................................
LANDLORD'S WORK........................................................... 1 - 4
CLEANING SPECIFICATIONS................................................... 1 - 2
RULES AND REGULATIONS..................................................... 1 - 4

                                     LEASE

PARTIES        1.   THIS LEASE is made as of the 1st, day of March, 1993,
                    between Joseph A. Massaro, Jr. and Carolyn C. Massaro, having their principal office at 212 Ninth Street, Pittsburgh, Pennsylvania 15222 (hereinafter collectively called "Landlord") and Iron Age Corporation, having its principal office at Robinson Plaza Three, Suite 400, Route
                    60 and Park Manor Drive, Pittsburgh, Pennsylvania 15205
                    (hereinafter called "Tenant").

PREMISES       2.   Landlord hereby leases to Tenant and Tenant hereby hires
                    from Landlord that certain space ("Premises") containing approximately seventeen thousand (17,0000 rentable square feet, as shown on the Plan attached hereto as Exhibit A, in the building ("Building") known as Robinson Plaza Office
                    Building Three, Robinson Township, Pennsylvania 15205, sometimes referred to as "Land and Building".

                    Landlord and Tenant agree to execute an addendum to the Lease specifying the exact rentable area contained in the Premises, as certified by Landlord's Architect, prior to Tenant's occupancy. This addendum shall also specify the exact Rent payable (both initial term and option period
                    Rent), and Tenant's exact proportionate share.

TERM           3.   The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on May 1, 1993 (the "Commencement
                    Date"). Possession of the Premises will be tendered upon substantial completion of the construction work and other items of work which Landlord is obligated to perform under
                    Section 11 hereof. The term "substantial completion" as used in this Lease, shall be construed to mean such completion as shall enable Tenant to reasonably and conveniently use and occupy the Premises for the conduct of its ordinary business, even though minor details, decorations, and/or mechanical adjustments may remain to be completed by Landlord. The term of this Lease shall end at midnight on April 30, 1999, unless sooner terminated, as hereinafter provided.

RENEWAL
OPTION    4.        Provided Tenant is not in default under this Lease, upon one hundred eighty (180) days' prior written notice, Tenant shall have the option to extent the term of the Lease for two (2) five (5) year periods. The Rent shall be Two Hundred Ninety-Seven Thousand
                    Five Hundred and 00/100 (297,500.00) Dollars annually during the first five (5) year extension and Three Hundred Thirty-
                    Five Thousand Seven Hundred Fifty and 00/100 ($335,750.00)
                    Dollars annually during the second five (5) year extension.
                    The Base Year shall be adjusted to 1999 for the first five
                    (5) year extension and 2004 for the second five (5) year extension. All other terms and conditions of the Lease shall remain in full force and effect.

HOLDING OVER   5.   If Tenant retains possession of the Premises or any part
                    thereof after the termination of the term of this Lease by lapse of time or otherwise, Tenant shall pay to Landlord
                    Rent at double the Basic Monthly Rent specified in Section 6 hereof, adjusted according to the provisions of Section 7 hereof, for each month or portion thereof Tenant thus remains in possession, and, in addition thereto, shall pay
                    Landlord all reasonable damages sustained by reason of Tenant's retention of possession. Such holding over shall not constitute a renewal or extension of this Lease and such tenancy shall continue until canceled by Landlord on ten
                    (10) week days' prior written notice.

RENT           6.   Tenant shall pay to Landlord at its aforesaid principal
                    office or at such other place as Landlord may designate from time to time, as Rent, the sum of Two Hundred Sixty Three
                    Thousand Five Hundred and 00/100 ($263,500.00) Dollars,
                    ("Rent"), payable on or before the first week day of each calendar month in equal monthly installments of Twenty One
                    Thousand Nine Hundred Fifty Eight and 33/100 ($21,958.33)
                    Dollars in United States currency ("Basic Monthly Rent"), in advance and without demand, beginning at May 1, 1993 and continuing until the expiration of said term, without any deduction or set-off whatsoever. Tenant hereby covenants and agrees to pay the Rent hereby reserved as and when due, and also all other sums of money, rental adjustments, charges or other amounts required to be paid by Tenant to Landlord or to another person under this Lease, which shall be deemed to be additional rent to be paid in addition to the Rent provided for herein ("Additional Rent"). Nonpayment of such Additional Rent when due shall constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as nonpayment of Rent.
                    Notwithstanding the foregoing, Tenant shall receive an abatement of Basic Monthly Rent for May 1993, May 1994, and
                    May 1995.

RENTAL
ADJUSTMENTS
FOR EXPENSES   7.   In addition to the Rent, provided in Section 6, Tenant shall pay to Landlord, as Additional Rent, Tenant's proportionate share of the increased cost to Landlord, for each of the categories enumerated below, in excess of the "Base Year" costs (as hereinafter defined) for said categories. Base
                    Year shall be defined as the calendar year 1993, and Tenant's proportionate share shall be defined as the ratio that the rentable area of the Premises bears to the rentable area of the Building, which Tenant and Landlord hereby agree to be 33.1 percent.

                    (a)  Operating and Maintenance Costs - If the Operating and
                         -------------------------------
                    Maintenance costs incurred for the Building in which Premises are located (including landscaped areas, parking and access areas) for any calendar year, or proportionate part thereof, during the Lease term shall be greater than the Base Year operating and maintenance costs, then Tenant shall pay to Landlord, as Additional Rent, its proportionate share of all such excess operating and maintenance costs.

                    Operating and Maintenance costs shall be defined as (i) all those costs and expenses of every kind and character incurred during each calendar year in respect to the operation, management and maintenance of the Building in accordance with accepted principals of sound management and accounting practices as applied to the operation, management and maintenance of first class office buildings, including without limitation, (i) premiums for all property, business income and liability insurance carried by Landlord plus (ii) those additional expenses which Landlord reasonably determines it would have so incurred during each year had the Building been one hundred percent (100%) occupied. Such Operating and Maintenance costs shall not include (i) expenses for any capital improvements made to Land or Building (except that capital expenses for improvements which result in savings of labor or other operating costs shall be included at the cost of such improvements amortized over the useful life of the improvement); (ii) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; (iii) expenses incurred in leasing or procuring new tenants (i.e., lease commissions, advertising expenses of renovating space for new tenants); (iv) legal expenses in enforcing the terms of any lease;

                    and (v) interest or amortization payments on any mortgage or mortgages.

                    Landlord shall determine and provide Tenant a written statement, within a reasonable amount of time after the end of the calendar year identified herein as the Base Year, of the actual operating expenses incurred for the Building for the Base Year. Each calendar year thereafter, Landlord will again provide Tenant a written statement of the actual operating expenses incurred during the preceding calendar year and a reconciliation of those expenses versus the Base Year expenses. This statement will indicate the total amount of (a) Additional Rent due and payable by Tenant for the excess operating expenses incurred for the Building for the preceding calendar year, if any, and (b) the projected increase in operating expenses for the ten current calendar year. Tenant shall thereafter pay to Landlord, on the first day of each succeeding month on the then current calendar year, one-twelfth (1/12) of said projected increase in operating expenses as Additional Rent. In each of the following calendar years, upon notification by Landlord to Tenant of the projected Additional Rent to be payable by Tenant for the then current calendar year, such Additional Rent shall be payable in like manner. All amounts due by Tenant for the preceding calendar year are payable within thirty (30) days from the date of the sending such statement by Landlord to Tenant. If the last year of the Term of this Lease shall not be a full calendar year, then Tenant's obligation for Operating Expenses attributable to such year shall be prorated on the basis of the ratio between the number of days of such calendar year falling within the Lease Term and 365.

                    (b) Taxes - If the real estate taxes for the Building in
                        -----
                    which the Premises are located for any calendar year, or proportionate part thereof, during the Lease term shall be greater than the Base Year real estate taxes, then Tenant shall pay Landlord, as Additional Rent, its proportionate share of all such excess real estate taxes.

                    "Taxes" are defined for purposes of this Lease as including, but not limited to (i) Real Property Taxes in an amount obtained by multiplying the assessed values of the Robinson Plaza Three Office Building for such year by the then applicable respective tax rates (millage) for land and for buildings, and Personal Property Taxes, ad valorem or specific or otherwise, levied upon, or with respect to land and Landlord and/or Tenant improvements comprising of any furniture, fixtures, machinery, and equipment used in the operation of Building; (ii) assessments (on the same schedule of payments incurred by Landlord), general or special (whether or not for work commenced or completed during the term of this Lease), ad valorem or specific or otherwise, levied, upon, or with respect to land and Landlord and/or Tenant improvements comprising of any furniture, fixtures, machinery and equipment used in operation of Building; (iii) any tax or excise in addition thereto or substitution thereof levied by any governmental authority upon or in respect or by reasons of ownership, leasing, operation or occupancy of Building, and incurred by Landlord, and any tax against Landlord on rents and/or additional rents from Building, including, without limitation, the Pittsburgh Business Privilege Tax (but excluding income and excess profits taxes, franchise, capital stock, and inheritance taxes, and licenses, inspection, and permit fees); (iv) any water charges and/or sewer rents which may be assessed, levied, confirmed, or imposed or in respect of or be a lien upon Building; and (v) any and all fees, costs, and reasonable expenses incurred by Landlord in negotiating, appealing, or contesting any of the foregoing items specified above in (i) through (iv).

                    Landlord shall determine and provide Tenant a written statement, within a reasonable amount of time after the end of the calendar year identified herein as the Base Year, of the actual tax expense incurred for the Building for the Base Year. Each calendar year thereafter, Landlord will again provide Tenant a written statement of the actual tax expense incurred for the Building during the preceding calendar year and a reconciliation of those tax expenses versus the Base Year expenses. This statement will indicate the total amount of (a) Additional Rent due and payable by Tenant for the excess tax expense incurred for the Building for the preceding calendar year, if any, and (b) the projected increase in tax expense for the then current calendar year. Tenant shall thereafter pay to Landlord, on the first day of each succeeding month the then current calendar year, one twelfth (1/12) of the projected Additional Rent. In each of the following calendar years, upon notification by Landlord to Tenant to the projected Additional Rent to be payable by Tenant for the then current calendar year, such Additional Rent shall be payable in a like manner. All amounts due from Tenant for the preceding calendar year are payable within thirty (30) days from the date of the sending of such statement by Landlord to Tenant. If the last year of the Term of this Lease shall not be a full calendar year, then Tenant's obligation for Taxes attributable to such year shall be prorated on the basis of the ratio between the number of days of such calendar year falling within the Lease Term and 365.

LANDLORD'S
RECORDS        8.   Landlord shall maintain records respecting Taxes and
                    Operating expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year, including the Base Year, includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected.
                    Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than fifteen (15) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating
                    Expenses, or Landlord's computation of Tenant's
                    Proportionate Share of either, by sending notice specifying such exception and the reasons therefor to Landlord not later than thirty (30) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than two percent (2%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Proportionate Share of Taxes and

                    Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

SECURITY
DEPOSIT        9.   INTENTIONALLY OMITTED.

USE OF
PREMISES       10.  Tenant shall use and occupy the Premises, subject to the certificate of occupancy for the building, for general office use. Tenant shall not use or occupy the premises for any other purposes or business without the prior written consent of Landlord. Tenant shall observe and comply with all applicable governing laws, statutes, ordinances, rules, regulations and the Rules and Regulations attached hereto as Exhibit "D" and made part hereof. All such Rules and Regulations shall apply equally to Tenant and its employees, agents, licensees, invitees, subtenants, contractors, subcontractors and assignees, as well as all other tenants of the Building, and their employees, agents, licensees, invitees, subtenants, contractors, subcontractors and assignees.

CONSTRUCTION
OF PREMISES    11.  Landlord shall, without cost to Tenant, do that portion of the construction and other items of work in Premises and furnish those qualities and quantities of materials designated as "Landlord's Work" in Exhibit "B" attached hereto and made a part hereof.

                    Additionally, Landlord shall perform, or cause to be performed all of those additional items of work and shall furnish or cause to be furnished all of those additional items of materials specified by Tenant which are over and above those items of work and qualities and quantities of materials which Landlord is required to perform or furnish, under exhibit "B". Tenant shall pay Landlord for the cost of such additional work and materials, plus normal building and construction fees within thirty (30) days of the date of Landlord's invoice for such additional work.

ALTERATIONS   12.   Tenant shall make no alterations, installations, additions, improvements or changes in or to the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Subject to obtaining the prior written consent of Landlord and subject to the provisions of this

                    Section 12, Tenant at Tenant's own expense, may make alterations, installation, additions, improvements, changes in or to the Premises which are nonstructural and which do not affect utility services or distribution systems, mechanical systems, or plumbing, electrical or sprinkler lines.

                    Failure to obtain such consent or violation by Tenant of any of the terms or conditions of such consent or of this
                    Section 12 shall constitute a default and breach of this Lease by Tenant, and Landlord may pursue any or all of the remedies provided for in this Lease. If Landlord grants such consent, Tenant, at least fifteen (15) days before commencement of any work or delivery of materials to the Premises or Building, shall furnish to Landlord plans and specifications, necessary approvals and permits, names and addresses of all contractors and subcontractors, and indemnification in form and amount satisfaction to Landlord. Tenant shall perform or cause to be performed such work in such a manner so as not to interfere with or impair the use and enjoyment of any other portion of the Building by Landlord and/or other tenants and, if required by Landlord, in its sole discretion, Tenant shall do or cause such work to be done after normal business hours and on weekends and holidays. All such alterations, installations, additions, improvements, or changes, along with the construction and other items of work done pursuant to Section 11 hereof, shall become a part of the Premises when made and shall remain upon and be surrendered with the Premises at the end of the term, provided, however, that if prior to the termination of this Lease by lapse of time or otherwise, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall promptly remove the alterations, installations, additions, improvements or changes which were placed in the Premises by Tenant and which are designated in said notice. Tenant shall repair any damage occasioned by such removal and repairs at Tenant's expenses. Tenant agrees to hold Landlord forever harmless from and to indemnify Landlord for and defend Landlord against any and all claims and liabilities of every kind and description which may arise out of or be connected in any way with said improvements, installations, alterations, additions or changes. Tenant shall pay the cost of such improvements, installations, alterations, additions or changes, and also the cost of decorating or redecorating the Premises and the Building occasioned by such improvements, installations, alterations, additions, or changes. Tenant hereby covenants and agrees not to place or permit to be placed any lien or liens on or against the Premises, the Land and/or the Building. Further, Tenant does hereby waive, relinquish and disclaim any right or power to cause any lien to attach to the Landlord's interest in the Premises, the Land and/or the Building, and Tenant does hereby agree to hold harmless, indemnify and defend Landlord from and against any such lien or liens. Tenant agrees to pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises, Land and/or Building which may be secured by any mechanic's, materialmen's or other premises liens against the Land and/or Building or the Landlord's interest therein and will cause each such lien to be discharged at the time performance of any obligation secured thereby matures, provided that Tenant may contest such lien, but if such lien is reduced to final judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Premises, notices of non-responsibility under the laws of the Commonwealth of Pennsylvania. Upon completing such improvements, installations alterations, additions or changes, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All such improvements, installations, alterations, additions or changes shall comply with all insurance requirements and with all laws, ordinances, rules and regulations of all governmental authorities, and shall be constructed in good and workmanlike manner, and only good grades of materials shall be used. Tenant shall permit Landlord to inspect construction operations in connection with such work. If Tenant desires signal, communications, alarm or other utility service connections installed or changed, the same may, at Landlord's option, be provided by Landlord at the expense of Tenant.

BUILDING
SERVICES       13.  Landlord shall provide the following services and facilities for a one shift operation only:

                    (a) Air conditioning, ventilation and heating during the hours from 8:00 a.m. to 6:00 p.m. on week days ("normal business hours"), and at other hours as Tenant may request, provided that such request shall be made prior to 12:00 o'clock noon in the case of after-hours service on Monday through Friday and prior to 12:00 o'clock noon on Friday for after-hours service on weekends. Requests shall be made in writing and delivered to the Building Maintenance Office in Robinson Plaza Office Building Two. Tenant shall pay to Landlord, Landlord's cost for providing any after-hours service. Landlord will establish the hourly cost of such service including reasonable physical depreciation based upon the anticipated operating life of the equipment at or prior to the first Commencement Date, which cost is presently estimated to be $25.00 per hour per floor, and shall from time to time notify Tenant in writing of changes in such cost. Landlord will render to Tenant and Tenant shall promptly pay monthly bills for such service.

                    The air conditioning system will provide interior conditions of 75 degrees Fahrenheit dry bulb and 50 percent relative humidity when outside conditions are 90 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb, except to the extent such services shall be limited by any governmental authority. The heating system for the Building shall be capable of maintaining 70 degrees Fahrenheit based on outdoor conditions of 7 degrees Fahrenheit, except to the extent such services shall be limited by governmental authority. Notwithstanding any limitation imposed by governmental authority on the actual operation of the air conditioning and heating system such systems, except during periods to accommodate required maintenance and repairs, shall at all times have the operating capabilities set forth above.

                    Landlord will maintain the air conditioning systems, and will use all reasonable care to keep the same in proper and efficient operating condition; but Landlord will not be responsible for the failure of the air conditioning system to meet the requirements hereinbefore specified if such failure results from the occupancy of the Premises by more than an average of one person for each one hundred (10) square feet of useable area or if Tenant installs and operates machines, appliances and lighting fixtures, including Building Standard lighting fixtures in the ceiling, which exceed a total of three (3) watts of connected load per square foot of useable area.

                    Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. Tenant also agrees to abide by all governmental regulations regarding heating and cooling and agrees to indemnify Landlord for any liabilities imposed upon landlord for Tenant's failure to do so;

                    (b) Continuous passenger elevator service during week days and hours, and service via at least one (1) car per elevator bank at all other times;

                    (c) Janitor service, five (5) nights per week in accordance with the Cleaning Specifications attached hereto as Exhibit "C".

                    (d) Hot and cold water for Building Standard lavatory facilities and cold water for drinking fountains. If Tenant requires water for any additional purposes, Tenant shall pay the cost thereof as shown on a meter to be installed and maintained at Tenant's expense to measure such consumption.

                    (e) Relamping and reballasting in the common areas of the Building. However, relamping and reballasting in Tenant's Lease Premises shall be performed by Landlord at Tenant's direction and at Tenant's sole cost and expense.

                    Rent includes consumption of electricity for Building Standard level of illumination using fixtures installed in the Premises and for normal small business machines connected to Building Standard 120-volt, single phase outlets week days during normal business hours, with a total connected load of 5-1/2 watts per square foot of useable area or less. Tenant sh all pay Landlord as Additional Rent, monthly in arrears for their consumption of electricity in excess of 5-1/2 watts per square foot of useable area at a rate equal to Landlord's average cost per kilowatt hour for the Building for each month. The amount of electrical consumption in the Premises in excess of 5-1/2 watts per square foot of useable area shall be determined by Landlord's reasonable estimate, or, if requested by Tenant, by an engineering analysis and/or study, such analysis and/or study to be at Tenant's cost. Landlord shall not e liable for failure of and/or lack of supply in the electric current not arising form Landlord's negligence.

                    Landlord shall not be liable to Tenant and there shall be no abatement or diminution in Rent or additional Rent in the event of the suspension, delay or stoppage for a period of thirty
                    (30) days or less of any of the services to be furnished and provided by Landlord under this Lease, whenever occasioned by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply or labor, energy or fuel (or inability in the exercise of reasonable diligence to obtain any required energy or fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond Landlord's control. Furthermore, Landlord shall not be liable to Tenant, and there shall be no abatement or diminution of Rent or Additional Rent whatsoever in the event of the suspension, delay or stoppage of any of the services to be furnished or provided by Landlord under this Lease whenever occasioned by emergency inspection, cleaning, repairs, replacements, alterations, or improvements which, in Landlord's reasonable judgment, are desirable or necessary to be made and Landlord may suspend any such service until completion of any such work, which Landlord covenants and agrees to use its best efforts to complete in a timely manner.

ASSIGNMENT AND
SUBLETTING     14.  Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or permit to be occupied or used by anyone other than Tenant or its employees all or any part of the Premises without Landlord's prior written consent, which Landlord agrees to not unreasonably withhold.
                    It will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of the proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business not consonant with that of other tenants in the Building, or if the proposed assignee or subtenant is a present or former tenant of the Building.

                    Such written request for Landlord's approval shall contain
                    (a) the name, address, and description of the business of the proposed assignee or subtenant, (b) the proposed assignee's or subtenant's most recent financial statement and any other evidence of financial responsibility, (c) a statement of the intended use of the Premises, and (d) the terms and conditions of the proposed assignment or subletting. Within thirty (30) days from receipt of such request, Landlord shall grant or refuse consent.

                    In responding to Tenant's request for consent to a proposed subletting of all or part of the Premises, Landlord, in addition to any other rights it may have hereunder, may elect to require Tenant to execute, upon the same terms and conditions as are contained in the proposed subletting, a sublease (of that part of the Premises that Tenant proposes to sublet to another) to a tenant then occupying space in the Building for use by such tenant or by a subsidiary of or affiliate of such tenant; or if the request is for consent to a proposed assignment of lease, to terminate this Lease and the term hereof, effective at the end of the third month from the date when the request was received.

                    In the event that any subletting or assignment, even with the consent of Landlord, results in rental income or other charges in an amount greater than provided in this Lease, attributable to the sublet or assigned space, then fifty percent (50%) of such excess shall belong to Landlord and shall be payable to Landlord as Additional Rent. Similarly, in the event that Tenant hereunder should receive from its subtenant or assignee any consideration for the making of such subletting or assignment, even if such subletting or assignment is consented to by Landlord, then fifty percent (50%) of such consideration shall belong to Landlord and shall be payable to Landlord as Additional Rent.

                    Each assignee shall assume, and be deemed to have assumed this Lease and be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained on Tenant's part to be paid and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release such assignee from its liability as set forth herein.

                    Any consent by Landlord shall not constitute a waiver of strict future compliance by Tenant of the provisions of this
                    Section 14 or a release of Tenant from the full performance by it of the covenants on its part herein contained.

                    Notwithstanding anything to the contrary contained above in this Section, Landlord shall, at all times, retain the absolute and unqualified right, to respond to Tenant's request for consent to a proposed subletting or assignment by electing to take back the space proposed to be sublet or assigned, terminating the Lease as to such space, and releasing Tenant from any further liability under this Lease with respect to such space.

                    Notwithstanding the foregoing, Landlord's consent is not required for any assignment or subletting of the Lease by Tenant to a member of Tenant's controlled group of corporations as defined in Section 1563 of the Internal Revenue Code 1986, as amended, or its successor statutory provision. Likewise, Landlord's consent is not required for an assignment or transfer by Tenant of the Lease to a third party by virtue of a merger or consolidation as a matter of law, nor to any assignment to a third party which purchases substantially all the business assets of Tenant and which continues to operate the same business as Tenant. Section 31 and 39 shall not apply to any assignment or subletting under this clause. Notwithstanding the foregoing, Tenant shall at all times remain jointly and severally liable to the landlord for all rent payments for the remaining current term of this Lease prior to any renewal or extension thereof. Additionally, this clause is not intended to relieve Tenant of its obligation to notify Landlord of any such assignment or subletting regardless of the necessity of Landlord's consent.

ACCESS TO
PREMISES       15.  Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees, or tenants of the Building, performing cleaning and maintenance, and making such alterations, repairs, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord, its employees and agents may enter by means of a master key (or forcibly in the event of an emergency), without liability of Landlord to Tenant and without such entry constituting any eviction of tenant or termination of this Lease.

REPAIRS        16.  Landlord shall make all repairs necessary to maintain the plumbing, air conditioning and electric systems, windows, floors (excluding floor coverings), and all other items which do not constitute a part of the Premises and are installed or furnished by Landlord, except repairs of Tenant's trade fixtures and property and installations which tenant was obligated to make or which was performed by Landlord or others at Tenant's request. The cost of such repairs made by landlord shall be included in "Operating and Maintenance
                    Expenses". It is provided however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repairs are needed. In no event shall Landlord be obligated under this Section to repair any damage caused by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants, contractors, subcontractors or assignees.

                    Tenant shall take good care of the Premises and the fixtures and appurtenances therein. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises and Building and to fixtures and equipment caused by Tenant or its employees, agents, invitee, licensees, subtenants, contractors, or subcontractors, or assignees as the result of all or any of them moving in or out of Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original, undamaged condition. If Tenant fails to make such repairs or replacements, the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within thirty (30) days after rendition of a bill therefor.

                    Landlord shall not be liable by reason of any inconvenience, injury to, or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvement in or to the Premises or the Land and Building or to any appurtenances or equipment therein unless such inconvenience, or injury or interference shall be occasioned by the sole negligence of the Landlord, its agents, servants, and/or employees. There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as may be specifically provided in
                    Section 21 hereof. Landlord covenants to use its best efforts to implement such repairs, alterations, additions or improvements in a timely manner.

SURRENDER
OF PREMISES    17.  At termination of this Lease by lapse of time or otherwise,
                    Tenant shall surrender the Premises together with all alterations, additions, and improvements thereto, in broom-clean condition and in good order and repair, except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease, failing which landlord may restore the Premises to such condition and Tenant shall pay the cost thereof. Upon such termination all installations, alterations, additions, hardware and improvements, including partitions which may have been installed by either Landlord or Tenant upon the Premises, shall remain upon the Premises and shall be Landlord's property, all without compensation, allowance, or credit, except that Tenant's trade fixtures and furniture shall remain tenant's property, and, if Tenant shall not then be in default, Tenant shall have the right prior to such termination to remove the same. It is further provided, however, that (i) if prior to such termination or within fifteen (15) days thereafter Landlord so directs by notice to Tenant, Tenant shall also promptly remove such installations, alterations, additions, hardware and improvements placed in the Premises by Tenant and designated in the notice, failing which Landlord may remove same and Tenant shall pay the cost of such removal and of any necessary restoration of the Premises; and (ii) Tenant shall promptly repair any damage to the Premises caused by any such removal by Tenant and shall restore the Premises to the condition in which they were prior to the installation of the items so removed. It is specifically agreed that Tenant's covenants set forth in sub-sections (i) and (iii) above shall survive the termination of this Lease.

                    TENANT EXPRESSLY WAIVES TO LANDLORD THE BENEFIT TO TENANT OF 68 P.S. SECTION 250.501, APPROVED APRIL 6, 1951, ENTITLED "LANDLORD AND TENANT ACT OF 1951", AS MAY BE AMENDED FROM TIME TO TIME, REQUIRING NOTICE TO QUIT UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR AT THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED. TENANT COVENANTS AND AGREES TO VACATE, PROVIDED. TENANT COVENANTS AND AGREES TO VACATE, REMOVE FROM AND DELIVER UP AND SURRENDER THE POSSESSION OF THE PREMISES TO LANDLORD

                    UPON THE EXPIRATION OF THE TERM OR UPON THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED, WITHOUT SUCH NOTICE, IN THE CONDITION AS REQUIRED ABOVE.

WAIVER OF
CLAIMS         18.  Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable for, and Tenant waives all claims against Landlord, its agents, employees and servants for injury to person or damage to property sustained by Tenant or any other person occurring in or about the Land and Building or the Premises, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Land and Building or any part thereof ro from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act, or omission of any tenant or occupant of the Building, or of any other person, other than occasioned solely by the negligence of the Landlord, its agents, servants and/or employees. This
                    Section 18 shall apply especially, but not exclusively, to injury or damage caused as aforesaid or by the flooding of basements or other subsurface areas or by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or omission of other tenants or occupants in the Building or any other persons, and whether such damage be caused by or result from any thing or circumstance whether of a like or wholly different nature.

TENANT LIABILITY
INDEMNIFICATION
INSURANCE       19. Tenant covenants and agrees to provide on or before the commencement of the term and to keep in force during the entire term of this Lease:

                    (a) comprehensive general liability insurance for the mutual benefit of Landlord and Tenant naming Landlord as additional insured relating to the Premises and its appurtenances in an amount of not less than $1,000,000.00 in respect of personal injury or death and of not less than $500,000.00 in respect of property damage, which insurance shall name Landlord as an additional insured; (2) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance, if required, in an amount adequate to cover the cost of replacement of all leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant, at Tenant's cost, as well as the cost of replacement of all fixtures, equipment, decoration, contents and personal property therein; and (3) plate glass insurance with respect to all plate and other glass in the Premises, if any. Tenant agrees to deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) prior to the expiration of any such policy, either a duplicate original or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor. Tenant shall, within thirty (30) days after the Commencement Date of the term, provide Landlord with a list of all leasehold and building improvements in the Premises and their value, and shall update the same throughout the term of this Lease.

                    (b) All of the aforesaid insurance shall be written by one
                    (1) or more responsible insurance companies rated "A" or better by A.M. Best Co.; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's offices or properties and shall contain endorsements that: (1) such insurance may not be canceled; or failed to be renewed; or amended with respect to Landlord and/or its designed(s), except upon ten (10) days prior written notice to Landlord from the insurance company; and
                    (2) Tenant shall be solely responsible for payment of premiums for such insurance. In the event Tenant fails to furnish such insurance, the Landlord may obtain such insurance and the premiums shall be deemed Additional Rent to be paid by Tenant to the Landlord upon demand.

                    (c) The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under subsection (d) hereof and shall be subject to increase at any time, and from time to time, after the commencement of the third (3rd) year of term hereof, if Landlord, in the exercise of its reasonable judgment, shall deem the same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish

                    Landlord with evidence that such demand has been complied with.

                    (d) Tenant will indemnify, save harmless, and defend Landlord from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted in the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees, or contractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. The comprehensive general liability coverage maintained by Tenant pursuant to subsection (a) above shall specifically insure the contractual obligations of Tenant as set forth herein.

                    Landlord will indemnify, save harmless, and defend Tenant from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted in the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any act or omission of Landlord or any concessionaire or subtenant or their respective licensees, servants, agents, employees, or contractors, and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. The comprehensive general liability coverage maintained by Landlord pursuant to subsection (g) below shall specifically insure the contractual obligations of Landlord as set forth herein.

                    (e) Tenant agrees, at its own cost and expense to comply with all of the rules and regulations and recommendations of the Fire Insurance Rating organization having jurisdiction and any similar body. If, at any time and from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) and/or rent insurance rates applicable to the Premises, or the Building in which same are located, or to any other premises in said Building, or to any adjacent property owned or controlled by Landlord or an affiliate of Landlord, and/or to the contents in any or all of the aforesaid properties shall be higher than which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, on demand, as Additional Rent, such portion of the premiums for all fire insurance policies and/or rent insurance in force with respect to the aforesaid property and the contents or any occupancy thereof as shall be attributable to such higher rate(s). If Tenant installs any electrical equipment that overloads the lines in the Premises or the Building in which the Premises are located, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Landlord and the Fire Insurance Rating organization and any similar body and any governmental authority having jurisdiction thereof. For the purpose of this paragraph, any finding or schedule of the Fire Insurance Rating organization having jurisdiction thereof shall be deemed to be conclusive. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of flammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by the Fire Insurance Rating organization having jurisdiction and shall keep such devices under service as required by such organization. If gas is used in the Premises, Tenant shall install gas cutoff devices (manual and automatic).

                    (f) Each insurance policy carried by Landlord and/or Tenant and insuring all or any part of the Building, the Premises, including improvements, alterations and changes in and to the Premises made by either of them and Tenant's trade fixtures or contents therein, shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and/or Tenant, as the case may be, in connection with any loss or damage to the Premises or the Building in which the Premises are located, or to property or business caused by any of the perils covered by fire and extended coverage, building and contents, and business interruption insurance, for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereinafter issued. So long as the policy or policies involved can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. In the event of inability on the part of either party to obtain such provision in its policy or policies with the carrier with whom such insurance is then carried, or such carrier's requiring payment of additional premium for such provision, the party so affected shall give the other party written notice of such inability or the increase in premium as the case may be. The party to whom such notice is given shall have fifteen (15) days from the receipt thereof within which: (1) in the case of such inability on the part of the other carrier, to procure from the aforesaid party's insurance carrier in writing, at no increase in premium over that paid theretofore by the party so affected, such waiver of subrogation; (2) in the case of increased premium, to pay the party so affected the amount of such increase; (3) to waive, in writing, within the time limit set forth herein, such requirement to obtain the aforesaid waiver of subrogation. Should the party to whom such notice is given fail to comply as aforesaid with the said fifteen
                     (15) day period, each and every provision in this subsection (f) in favor of such defaulting party shall be cancelled and of no further force and effect.

                     (g) Landlord agrees to maintain: (1) comprehensive general liability insurance relating to the Building and its common areas on an occurrence basis in the minimum amount of One Million Dollars ($1,000,000.00); (2) fire and extended overage insurance to the extent of the replacement value of the Building and improvements originally constructed by Landlord; (3) business income insurance ("rent insurance") to the limit of the existing gross aggregate rent received by Landlord for the Building. The cost of such insurance shall be considered an operating expense of the Building.

LANDLORD'S
INDEMNIFICATION  20. In the event Tenant is legally obligated by order of the courts under the Americans with Disabilities Act of 1991 to make capital improvements or alterations to either the Premises or the Building in order to remain in possession of the Premises during the term of the Lease or any extension thereof, Landlord will make said capital improvements or alterations on account of Tenant at Landlord's sole cost and expense. Notwithstanding the foregoing, Landlord shall have the right to terminate this Lease in lieu of completing said capital improvements or alterations, in the event that less than one (1) year remains in the term of the Lease at the date upon which the court order becomes effective.

FIRE OR OTHER
CASUALTY       21.   (a) Should the Premises (or any part thereof) be damaged or destroyed by fire or other casualty insured under the standard fire and casualty insurance policy with approved standard extended coverage endorsement applicable to the premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Landlord's obligation hereunder shall be limited to the Building and improvements originally provided by Landlord at the Commencement Date of the term of this Lease. Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant at Tenant's cost. If there should be a substantial interference with the operation of Tenant's business in the Premises as a result of such damage or destruction which requires Tenant to temporarily close its business to the public, the Rent shall abate, but only to the extent of the proceeds actually received by Landlord under its rent insurance policy. Unless this Lease is terminated by Landlord as hereinafter provided, Tenant shall, at its cost and expense, repair, restore, redecorate and refixture the Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to such damage or destruction, except for the Building and improvements to be reconstructed by Landlord as above set forth, and the proceeds of all insurance carried by Tenant on the property, decorations and improvements, as well as fixtures and contents in the Premises, shall be held in trust by Tenant for such purposes. Tenant agrees to commence such work within ten (10) days after the date of such damages or destruction or the date Landlord completes any reconstruction required to be completed by it pursuant to the above, whichever date is later, and Tenant shall diligently pursue such work to its completion.

                     (b) Notwithstanding anything to the contrary contained in the preceding subsection (a) or elsewhere in this Lease, Landlord, at its option, may terminate this Lease on thirty
                     (30) days' notice to Tenant, given within ninety (90) days after the occurrence of any damage or destruction if (1) the Premises be damaged or destroyed as a result of a risk which is not covered by Landlord's insurance, or (2) the Premises be damaged and the cost to repair the same shall be more than twenty-five percent (25%) of the cost of replacement thereof, or (3) the Premises be damaged during the last three (3) years of the term of this Lease, or (4) the Building in which the Premises are located shall be damaged to the extent of twenty-five percent (25%) or more of the then monetary value thereof (whether the Premises be damaged or not), or (5) if the Building in which the Premises are located is damaged (whether or not the Premises are damaged) to such an extent that, in the sole judgment of Landlord the Building cannot be operated as an integral unit.

                     (c) Except to the extent specifically provided for in this Lease, none of the rentals payable by Tenant, nor any of Tenant's other obligations under any provisions of this Lease shall be affected by any damage to or destruction of the Premises or Building by any cause whatsoever, and Tenant hereby specifically waives any and all additional rights it might otherwise have under any law or status.

SUBORDINATION
APPROVAL AND
ATTORNMENT     22.   The Landlord reserves the right and privilege to subject
                     and subordinate this Lease at all times to the lien of any mortgage or mortgagees now or hereafter placed upon Landlord's interest in the said Premises and on the Land and Building of which said Premises are a part, or upon any buildings hereafter placed upon the Land on which the Premises are located (the holder of any such mortgage hereinafter referred to as mortgagee), and to any all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof.

                     Tenant covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by the Landlord and any mortgagees or proposed mortgages, and hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument or instruments for and in the name of Tenant in the event Tenant shall fail to execute such instrument or instruments within ten (10) week days after written notice to so do.

                     Tenant shall, in the event of the sale or assignment of Landlord's interest in the Land and/or Building, or in the event of any proceedings bought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage covering the Land and Building, attorn to and recognize such purchaser or mortgagee as Landlord under this Lease, and in any such events, Landlord named herein shall not thereafter be liable on this Lease.

                     Notwithstanding the foregoing, any such subordination or attornment document shall expressly provide that Tenant's right to quiet possession of the Premises shall not be disturbed or affected by any such mortgagee or purchaser so long as Tenant is not in default under the Lease, and that such mortgagee or purchaser shall be liable to Tenant for all of Landlord's duties and obligations to Tenant under the Lease.

EMINENT
DOMAIN         23.   If the Land and/or Building, or any portion thereof which
                     includes a substantial part of the Premises or which prevents the operation of the Building, shall be taken or condemned by any competent authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required by the condemning authority for such use or purpose, and without apportionment of the condemnation award. Rent shall be apportionment as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Land and/or Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change or grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to cancel this lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change of grade.

                     However, provided that the amount can be definitely ascertained in such proceedings, and be awarded separate and apart, and not in diminution of any award to Landlord, nothing hereinabove provided shall preclude Tenant from appearing, claiming, providing and receiving in the condemnation proceedings, Tenant's separate claim for Tenant's moving expenses, the value of Tenant's fixtures, or Tenant's alterations, installations and improvements which do not become part of the Building, or property of Landlord.

ESTOPPEL
CERTIFICATE    24.   At any time, and from time to time, upon the written
                     request of Landlord or any mortgagee, Tenant, within ten
                     (10) week days of the date of such written request, agrees to execute and deliver to Landlord and/or such mortgagee, without charge and in a form satisfactory to Landlord and/or such mortgagee, a written statement; (a) ratifying this Lease, (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Tenant is in occupancy of the Premises, and that this lease is in full force and effect and has not been modified, assigned, supplemented, or amended, except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are not defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which Rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the mortgagee shall require.

 BANKRUPTCY    25.   If there shall be filed against Tenant, in any court,
                     pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of Tenant's property and Tenant fails to secure a discharge thereof within thirty
                     (30) days from the date of such filing, or if Tenant shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement, then, in any of such events, this Lease, at the option of Landlord, may be cancelled and terminated.
                     Furthermore, if there shall be filed against Tenant's guarantor or surety of this Lease, if any, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of the property of any such guarantor or surety, and such guarantor or surety fails to secure a discharge thereof within thirty (30) days from the date of such filing, or if such guarantor or surety shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement, this Lease, at the option of Landlord, may be cancelled and terminated.
                     In the event of a termination of this Lease pursuant to this Section, neither Tenant nor any person claiming through or under Tenant (whether by virtue of any statute or any order of any court or otherwise) shall be entitled to acquire or remain in possession of the Premises, as the case may be, and Landlord shall have not further liability hereunder to Tenant or any other person and Tenant or any other such person shall forthwith quit and surrender the Premises. If this Lease shall be so cancelled or terminated, Landlord, in addition to the other rights and remedies of Landlord contained elsewhere in this Lease, or under any statute or rule of law, may retain as liquidated damages any Rent, or any other money received by Landlord from Tenant or others on behalf of Tenant.

DEFAULTS
AND
REMEDIES       26.   All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

                     (a) Tenant shall fail, neglect or refuse to pay any installment of Rent or Additional Rent at the time and in the amount as herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof, and if any such default should continue for a period of more than ten
                     (10) days; or if

                     (b) Tenant shall abandon or vacate the Premises, or shall remove or attempt to remove or express or declare any intention to remove any of the goods and chattels from the Premises (other than in the normal course of business), or shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and in the event any such default shall continue for a period of more than ten (10) days after notice thereof is given in writing to Tenant by Landlord (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than said ten
                     (10) day period, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within said ten (10) day period and is diligently prosecuting compliance of said notice); or if

                     (c) Tenant shall repeatedly be delinquent in the payment of Rent or Additional Rent or other sums or charges due Landlord under this Lease or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided notice of such payment or other defaults shall have been given to Tenant, but irrespective of whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given);

                     In the event of any such default or breach of this Lease by Tenant, Landlord shall have the right and option to declare the entire Rent and Additional Rent due for the balance of the term hereof immediately due and payable by Tenant, and shall have any or all of the remedies set forth, and further, in the event of such default or breach of this Lease by Tenant, Tenant does hereby:

                     1) authorize and fully empower Landlord or Landlord's agent to cancel or annul this Lease at once and re-enter the Premises and remove all persons and their property therein and such property may be stored in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by Landlord; 2) empower any attorney of any court of record within the United States or elsewhere to appear for Tenant and, with or without declaration filed, confess judgment against the Tenant, and in favor of Landlord, its heirs, devices, executors, administrators, successors or assigns, as of any term for the sum due by reason of said default in the payment of Rent, Additional Rent, or other sum of charges due Landlord under this Lease, including unpaid Rent for the balance of the term if the same shall have become due and payable under the provisions of this Lease, and/or for the sums due by reasons of any breach of covenant or agreement by Tenant herein, with costs of suit and attorney's commission of fifteen percent (15%) for collection, and forthwith issue writ or writs of execution thereon, with release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby expressly waived, and condemnation agreed to, and exemption of any and all property from levy and sale by virtue of any exemption law now in force or which may be hereafter passed is also expressly waived by Tenant; further, at the option of the Landlord, Tenant authorizes and employers any such attorney, either in addition to or without such judgment for the amount due according to the terms of this Lease, to appear for said Tenant and confess judgment forthwith against Tenant, and in favor of Landlord, in an amicable action of ejectment for the Premises above described, with all the same conditions, fees, releases, waivers of stay of execution and waiver of exemption as accompany said confession of judgment for money sums due; and authorizes the entry of such action, confession of judgment therein, and the Landlord may, without notice, reenter and expel the Tenant from the Premises, and also any person holding under him or them, and in each case, this Lease or a true copy thereof shall be a sufficient warrant of any person.

                     Said authority to confess judgments hereunder shall not be exhausted by any one exercise thereof, but judgment may be confessed as aforesaid from time to time and as often as any of said rent, additional rent or other charges reserved as rent shall fall due or be in arrears and such powers may be exercised as well after the expiration of the original term or during any extension or renewal of this Lease. It shall not be necessary for Landlord to file the original of this Lease, but Landlord may file a true copy thereof at the time of the entry of such judgment or judgments.

                     The Landlord may, however, at its options, at any time after Tenant's default or violation of condition or covenant, re-enter and take possession of said Premises and remove any property contained therein without such re-entry working as a forfeiture of the Rents to be paid and the covenants, agreements and conditions to be kept and performed by Tenant for the full term of this lease. In such event, Landlord shall have the right, but not the obligation, to divide or subdivide the Premises in any manner Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as Landlord may elect, and its sole discretion, applying the net rentals from such letting first to the payment of Landlord's expenses incurred in dispossessing Tenant and the cost and expense of making such improvements, alterations and repairs in the Premises as may be necessary in order to enable Landlord to re-let the same, and to the payment of any brokerage commissions or other necessary expenses of Landlord in connection with such re-letting. The balance, if any, shall be applied by Landlord, from time to time, on account of the payments due or payable by Tenant hereunder with the right reserved to landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without obligation to await the end of the term hereof for the final determination of Tenant's account. The failure or refusal of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Landlord may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord, in the Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall, in no event, be liable in any way whatsoever for failure to re-let the Premises, or, in the event the Premises are re-let, for failure to collect the rent hereof under such re-letting.

                     In the event any installment of Rent or Additional Rent shall become overdue for a period in excess of ten (10) days, a "Late Charge" in the amount of five percent (5%) per month of such overdue installment may be charged to Tenant by Landlord, which Late Charge shall be payable monthly on the same day of the month as installments of Rent and Additional Rent, until such overdue installment is paid. This charge shall be in addition to, and not in lieu of, any other remedy Landlord may have and is in addition to any reasonable fees and charges of any agent or attorneys which Landlord is entitled to employ on any default hereunder, whether authorized herein, or by law.

                     In addition to the above described Late Charge, at Landlord's option, any payment required to be made by Tenant under the Provisions of this Lease not made by Tenant when and as due shall thereupon be deemed to be due and payable by Tenant to Landlord with interest thereon from the date when the particular amount became due to the date of payment thereof to Landlord. The aforesaid interest shall be at the then applicable prime interest rate plus two percent (2%) per annum, announced from time to time by Mellon Bank, N.A. at its principal office in Pittsburgh, Pennsylvania.

                     In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise; and further expressly waives service of any notice of Landlord's intention to re-enter.

 NON-WAIVER    27.   The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part thereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt and acceptance by Landlord of Rent or Additional
                     Rent at a time when the payment of such Rent or Additional
                     Rent is in default under this lease shall not be construed as a waiver of such default. The receipt and acceptance by Landlord of a lesser amount than the Rent or Additional
                     Rent due shall not be construed to be other than a payment on account of the Rent or Additional Rent then due, nor shall any statement on Tenant's check or any letter accompanying

                    Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent or Additional Rent due or to pursue any other remedies available under law or provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

                    If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies, and/or an agreement for the renewal hereof at the expiration of the term first above mentioned, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of such first mentioned term shall not be considered an extension thereof or a vested right in tenant to such further term, so as to prevent Landlord from cancelling this Lease and any such extension thereof pursuant to Landlord's exercising any remedies provided herein or at law in the event of a default by Tenant during the remainder of the original term. Such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; and any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

RELOCATION OF
TENANT         28.  INTENTIONALLY OMITTED.

QUIET
ENJOYMENT      29.  If and so long as Tenant pays the Rent and Additional Rent reserved hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the entire term hereof, subject to all provisions of this Lease.

UNAVOIDABLE
DELAY          30.  In the event that either party shall be delayed or hindered in, or prevented from the performance of any work, service or other acts required under this Lease to be performed by such party, and such delay or hinderance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service or other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination of this Lease, or any extension thereof. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of Rent and/or
                    Additional Rent, including such pro rata payments of Rent and/or Additional Rent as may be due under any Section hereby after the commencement of the term.

SUCCESSORS     31.  The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided however, that no rights shall inure to the benefit of any successor or assign of Tenant unless
                    Landlord's written consent for the transfer to such successor or assign has first been obtained as provided in
                    Section 14.

GOVERNING
LAW            32.  This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

SEVERABILITY   33.  If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impairs and such remaining provisions shall remain in full force and effect.

CAPTIONS       34.  Marginal captions and titles and the table of contents to this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

GENDER         35.  As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate, and words of any gender shall mean and include any other gender.

NOTICES        36.  All notices required or permitted hereunder shall be deemed delivered and sufficiently given if sent by registered or certified mail, return receipt requested addressed to the Landlord or Tenant, as the case may be, as follows:

                    TO LANDLORD:    Joseph A. Massaro, Jr. and
                                    Carolyn C. Massaro
                                    212 Ninth Street
                                    Pittsburgh, Pennsylvania 15222

                    TO TENANT:      Iron Age Corporation
                                    Robinson Plaza Three, Suite 400
                                    Route 60 & Park Manor Drive
                                    Pittsburgh, Pennsylvania  15205

                    Either party may change its address by written notice so given to the other.

 BROKERS       37.  Tenant represents to Landlord that Tenant has not entered into any agreement with a broker (relative to the making of this Lease) committing the Landlord to pay the commission of such broker. Tenant agrees that should any claim be made against Landlord for any broker's commission by reason of the acts of Tenant, Tenant shall indemnify and hold Landlord free and harmless from and against any and all liability and expenses in connection therewith. Landlord represents to Tenant that Grubb & Ellis Company will be paid a commission relative to the making of this Lease.

EXECUTION      38.  This Lease shall become effective only when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party. This
                    Lease is being executed simultaneously in three (3) counterparts, of which one (1) shall be delivered to Tenant.
                    Each of such fully executed counterparts shall be deemed original and it shall not be necessary in making proof of this Lease to produce or account for more than one (1) such counterpart.

MODIFICATIONS  39.  If, in connection with obtaining financing or refinancing for the Building of which the Premises form a part, a banking, insurance or other institutional lender shall request reasonable modifications that do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the said Building), and do not materially adversely affect the leasehold interest hereby created, then in such event, Tenant agrees to execute and deliver such modification. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or for any assignment or sublease, be deemed to materially adversely affect this Lease or leasehold interest created by this Lease.

RULES AND
REGULATIONS    40.  Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations, attached hereto and market as Exhibit "D", and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other Lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

SIGN AGE       41.  Landlord hereby covenants that in the event Landlord grants permission for the installation of exterior signage to any other non-retail tenant of the Robinson Plaza Buildings, Tenant will be granted the signage rights for Robinson Plaza
                    Three.

MISREPRESENTA-
TIONS BY
LANDLORD       42.  Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations, promises made by or on behalf of Landlord with respect to the Premises or the Land and Building or with respect to the suitability of either for the conduct of Tenant's business.
                    The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Land and Building were at such time in satisfactory condition, order and repair.

ENTIRE
AGREEMENT      43.  This Lease, including the Exhibits and any Riders hereto,
                    (which shall all be deemed to be a part of this Lease) contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant have hereunto respectively signed and sealed triplicate originals of this Lease as of the day and year first above written.

                                        LANDLORD:
                                        JOSEPH A. MASSARO, JR.

WITNESS:

/s/ Gwenn A. Grayson                    /s/ Joseph A. Massaro, Jr.
--------------------------              -------------------------------------

WITNESS:                                CAROLYN C. MASSARO


/s/ Gwenn A. Grayson                    /s/ Carolyn C. Massaro
--------------------------              -------------------------------------

ATTEST:                                 TENANT:  IRON AGE CORPORATION


/s/ Keith A. McDonough, VP Finance      /s/ Donald R. Jensen
--------------------------------------  -------------------------------------
  [Name/Title]
(CORPORATE SEAL)

                                                                     EXHIBIT "B"

                                LANDLORD'S WORK


Landlord will perform the following scope of work in the Premises at its sole cost and expense, using good grade materials and in a good and workmanlike manner.

     . Remove all partitions and doors as shown on drawing B-1, attached hereto.

     .    Install all partitions and doors as shown on drawing B-2.

     .    Patch existing carpet as necessary in "open office area".

     .    Clean all existing carpet in "open office area".

     . Replace all existing carpet in "executive area" with Tenant's selection (Stratton "Synergy" or equal; cost of goods not to exceed $10.00 per square yard).

     . Replace all existing vinyl wall covering with Tenant's selection ("Genon Express Type I" or equal; cost of goods not to exceed $5.00 per square yard).

     . Paint all walls and door frames with two coats of Sherwin Williams latex paint of Tenant's selection;

     .    Replace all ceiling with Armstrong Tegular Cortega "Second Look".

     .    Paint all existing ceiling grid white.

     . Furnish and install 1-3/4" crown molding at all ceiling/wall joints; paint to match wall color or ceiling grid as appropriate.

     .    Clean and relamp all existing light fixtures.

     . Furnish and install conference room fluorescent light fixture capable of providing 100 FC at 30 inches above finished floor.

     .    Furnish and install water hookup for coffee machine in kitchen area.

     .    Furnish and install full-size refrigerator and microwave.

     . Furnish and install card access capabilities on two main entrance doors to the fourth floor Premises.

     . Provide a Ten Thousand Dollar ($10,000.00) furniture refinishing allowance.

     . Clean and repair or replace blinds as necessary at all perimeter windows.

                                                  DRAWING B-1


                                    [PLAN]

                                                  DRAWING B-2


                                    [PLAN]

                                                  EXHIBIT A.2   THIRD FLOOR

                                    [PLAN]

                                                                     EXHIBIT "C"

                            CLEANING SPECIFICATIONS

DAILY (Five (5) Days per Week)
-----

     1.   Empty and remove all trash, replace liners.

     2. Dust all furniture, sills, files, tables, horizontal surfaces that are accessible. Wash and/or polish as needed.

     3.   Thoroughly sweep and wet mop all hard surface floors.

     4.   Vacuum all traffic areas nightly removing any visible litter.

     5. Clean and spot any partition glass in office area along with cleaning any glass top furniture, etc.

     6.   Clean and disinfect all water fountains.

     7.   Spot clean any wall space in public areas to remove soil and prints.

     8.   Clean all extinguishers in and out as needed.

     9.   Wipe down elevators interior and exterior with polish or cleaner.

     10. Clean all reachable entrance glass, inside and outside, wiping all frames as needed but at least once a week.

     11.  Vacuum all entrance mats and runners.

     12.  Vacuum all elevator carpets and edges; vacuum and wipe tracks.

     13. Clean and sanitize all restroom facilities, to include all toilets in and out, all sinks, partitions, cabinet, mirrors, dispensers, furniture; spot all wall space around sinks, dispensers, toilets to remove soil, splashing. Wet mop floors with disinfectant.

     14.  Restock all dispensable restroom supplies from customer's stock.

     15.  Wipe entrance doors to remove prints.

     16.  Clean and polish all brightwork in restrooms.

     17. Maintenance company will perform any reasonable service to maintain the buildings in a clean and attractive manner.

WEEKLY
------

     1.   Police stairways nightly and wet mop weekly.

     2.   Thoroughly wet mop and speed buff white tile in building.

     3.   Clean all high glass in lobbys.

     4.   Clean and wet mop all trash rooms twice weekly.

     5.   Vacuum all carpet area thoroughly.

MONTHLY
-------

     1.   Machine scrub all restroom floors.

     2.   Machine scrub all lobby floors and refinish.

     3.   Remove and clean under all foyer mats monthly.

     4.   Shampoo and extract all elevator carpets monthly.

     5.   Shampoo all entrance carpets.

     6.   Dust all venetian blinds.

     7.   Spot clean carpet in tenant space as requested.

ADDITIONAL SERVICES
-------------------

     1.   Wash all restroom walls and partitions quarterly.

     2.   Shampoo all public area carpet quarterly.

     3.   Open and clean light lens as requested.

                                                                     EXHIBIT "D"

                             RULES AND REGULATIONS

DEFINITIONS         1.  Whenever in these Rules and Regulations the word
                        "Tenant" is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The words "Room" and "Premises" are to be taken to mean and include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

OPERATIONS          2.  The streets, sidewalks, entrances, halls, passages,
                        elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used by him for any other purpose than for ingress and egress.

WASHROOMS           3.  Toilet rooms, water closets and other water apparatus
                        shall not be used for any purposes other than those for which they were constructed.

INSURANCE
REGULATIONS         4.  Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department of the Fire Laws, or with the rules and regulations of the Fire Insurance Rating
                        Organization, or equivalent bodies, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, now existing or hereafter enacted or promulgated by any public authority or by the Fire Insurance Rating Organization, or any equivalent body.

GENERAL
PROHIBITIONS        5.  In order to insure proper use and care of the Premises,
                        Tenant shall not:

                        (a)  Keep animals or birds in the Premises.

                         (b) Use the Premises or any rooms therein as sleeping apartments.

                         (c) Allow any sign, advertisement, or notice to be fixed to the Building.

                         (d) Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or televisions without consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.

                         (e) Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building.

                         (f) Place anything on the outside of the Building, including roof setbacks, window ledges and other projections or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.

                         (g) Cover or obstruct any window, skylight, door or transom that admits light, except with building standard narrow slot, horizontal venetian blinds without the prior written approval of Landlord.

                         (h) Fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, window mullions, or partitions of the Premises or Building; nor shall the same be painted, papered or otherwise covered or in any way marked or broken without the prior consent of Landlord.

                         (i)  Interfere with the heating or cooling apparatus.

                         (j) Allow anyone but Landlord's employees to clean the Premises.

                         (k) Leave the Premises without locking doors, stopping all office machines, and extinguishing all lights.

                         (l) Install any shades, blinds, or awnings, except building standard window coverings, without consent of Landlord.

                         (m)  Use any electric heating device.

                         (n) Operate any machinery other than small office equipment.

                         (o) Install call boxes, or any kind of wire in or on the Premises or the Building without Landlord's permission and direction.

                         (p) Manufacture any commodity, or prepare or dispense any foods, beverages, whether by vending or dispensing machines or otherwise or alcoholic beverages, tobacco, drugs, flowers or other commodities or articles without the written consent of Landlord.

                         (q) Secure duplicate keys for rooms or toilets, except from Landlord, or change the locks of any doors to or in the Premises.

                         (r) Give his employees or other persons permission to go upon the roof of the Building without the written consent of Landlord.

                         (s) Place door mats in public corridors without the written consent of Landlord.

                         (t) Use passenger elevators for freight during normal business hours as defined in the Lease.

                         (u) Schedule, nor will Landlord receive, deliver or accept freight for Tenant other than Monday through Friday, excluding holidays, between the hours of 9:30 A.M. to 11:30 A.M. and 1:30 P.M. to 4:15 P.M.

PUBLICITY           6.   Tenant shall not use the name of the Building in any
                         way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Signs on interior glass doors will be painted only by the person designated by Landlord, the cost of the printing to be paid by Tenant.

BUSINESS
MACHINES            7.   Business machines and mechanical equipment which cause
                         vibration, noise, cold or heat that may be transmitted to Building structure, or any leased space outside
                         Premises shall be placed and maintained by Tenant, at its sole cost and expense in settings of cork, rubber, or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.
                         No business machines or mechanical equipment which require unusually high amounts of electricity shall be used or installed in the Premises without Landlord's prior written consent.

MOVEMENT OF
EQUIPMENT           8.   Landlord reserves the right to designate the time and
                         the method whereby freight, small office equipment, furniture, safes and other articles may be brought into, moved, or removed from the Building Premises, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's Premises for the purpose of removing same from the Building without the express consent of both Landlord and Tenant.

PUBLIC
ENTRANCE            9.   Landlord reserves the right to exclude the general
                         public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its tenants. At Landlord's discretion, persons entering the office portion of the Building after 6:00 P.M. Monday through Friday, after
                         1:00 P.M. on Saturday and at all times on Sunday and holidays and before 8:00 A.M. Monday through Saturday may be required to sign the register maintained for that purpose.

RIGHTS RESERVED
TO LANDLORD         10.  Without abatement or diminution in Rent, Landlord
                         reserves and shall have the following additional rights:

                         (a) To change the name or street address of Building and the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilet or other public parts of the Building, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the Premises as a whole;

                         (b) To install and maintain a sign or signs on the exterior of the Building;

                         (c) To have access for Landlord and other tenants of Building to any mail chutes, if any, located on the Premises according to the rules of the United States Post Office;

                         (d) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels and toilet supplies, and other like service used on the premises;

                         (e) At any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations, or improvements in or to the Building or any part thereof, and during such alterations, may close entrance, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the Premises as a whole;

                         (f) To erect, use and maintain pipes and conduits in and through the Premises;

                         (g) During the last six (6) months of the term, if during or prior to the time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy;

                         (h)  To constantly have pass keys to the Premises;

                         (i) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

                         (j) To exhibit the Premises to others and to display "For Rent" signs on the Premises;

                         (k)  To take any and all measures, including
                              inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests or as may be necessary or desirable in the operation of the Building. Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to the Tenant.

REGULATION
CHANGE              11.  Landlord shall have the right to make such other and
                         further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needed for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein; Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.

                      [Letterhead of The Massaro Company]

February 26, 1993



Mr. Keith McDonough
Iron Age Corporation
2406 Windmere Drive
Pittsburgh, PA  15205-1894

RE:  Robinson Plaza Three Lease
     Side letter agreement

Dear Keith:

Pursuant to our discussions and in conjunction with the execution of the Lease by and between Iron Age Corporation (Tenant) and Joseph A. Massaro, Jr. and Carolyn C. Massaro (collectively Landlord) for space on the third and fourth floors of Robinson Plaza Three, the following items are expressly agreed to:

1. Reserved Parking: Landlord will provide two (2) reserved parking spaces to be situated on the Robinson Plaza Three site at a mutually agreed upon location. Although the spaces are provided for the exclusive use of Iron Age Corporation, the Landlord is not responsible for the enforcement of the exclusive parking arrangement.

2. Temporary Space: Landlord will provide the Tenant approximately 1,000 square feet of temporary office space within Robinson Plaza Three for a period not to exceed one (1) year at no cost to the Tenant. The space provided is subject to relocation upon demand and is subject to all other applicable terms and conditions of the underlying Lease.

3. Use and Ownership of Furniture: As an incentive to the Lease, Landlord will provide for Tenants use during the term of the Lease all that office furniture presently located in Suite 215 and Suite 400 of Robinson Plaza Three. The furniture is accepted in "as is" condition and will be reconfigured and relocated at Tenant's expense. Title to the furniture will vest in Tenant upon payment of the first month's rent, however, in the event of a default under the Lease during the initial term thereof, title will revert to Landlord.

If the foregoing accurately represents our agreement, please acknowledge your acceptance by signing in the space provided below and returning one (1) copy of this executed letter to us.

Very truly yours,

THE MASSARO COMPANY

/s/  Conan R. McClain

Conan R. McClain
Property Manager

CRM/mh

Enclosure

Intending to be legally bound hereby, agreed to and accepted this 1st day of March, 1993,

                                   IRON AGE CORPORATION



                                   By:  /s/  Donald R. Jensen
                                       --------------------------------

                                             President
                                       --------------------------------
                                           [Name/Title]

                           FIRST AMENDMENT TO LEASE
                              DATED MARCH 1, 1993


THIS AGREEMENT made and entered into this 2nd day of June 1994, by and between Joseph A. Massaro, Jr. and Carolyn C. Massaro (hereinafter collectively called "Landlord") and Iron Age Corporation (hereinafter called "Tenant").

                                  WITNESSETH:

WHEREAS, on March 1, 1993, Landlord made and entered into a Lease (the "Lease") with Tenant for certain premises consisting of 16,191 rentable square feet located on the third and fourth floors (the "Premises") of a building known as Robinson Plaza III, Robinson Township, Pennsylvania (the "Building"); and

WHEREAS, Tenant has requested that Landlord grant permission for it to contract for the janitorial services performed within the Premises directly with a reputable professional contractor of its choice; and

WHEREAS, Tenant has further requested that the Rent provided for under the Lease be reduced by an amount equal to Landlord's cost of the janitorial services to be performed under the Lease.

NOW, THEREFORE, in consideration of foregoing recitals and in further consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

     1. This First Amendment to Lease Dated March 1, 1993 shall become effective on May 1, 1994 (The "Effective Date").

     2. Landlord hereby consents to Tenant's request to contract directly with a reputable professional janitorial services contractor for the janitorial services rendered within the Premises as of the Effective Date.

     3. The parties hereto mutually agree that as of the Effective Date, the first sentence of paragraph 6 of the Lease shall be deleted in its entirety and in lieu thereof, the following provision shall be inserted:

               "Tenant shall pay to Landlord at its aforesaid principal office or at such other place as Landlord may designate from time to time, as Rent, the sum of Two Hundred Forty-one Thousand Two Hundred Forty-six and 02/100 ($241,246.02) Dollars, ("Rent"), payable on or before the first week day of each calendar month in equal monthly installments of Twenty Thousand One Hundred three and 84/100 ($20,103.84) Dollars in United States currency ("Basic Monthly Rent"), in advance and without demand beginning at the Effective Date and continuing until the expiration of said term, without any deduction of set-off whatsoever."

     4. The parties hereto mutually agree that as of the Effective Date, paragraph 13, section (c) of the Lease shall be deleted in its entirety and in lieu thereof, the following provision shall be inserted:

               "Any and all janitorial services for the Premises shall be performed by Tenant at its sole cost and expense."

     5. The parties hereto mutually agree that as of the Effective Date, Exhibit "C" to the Lease shall be deleted in its entirety and Landlord shall thereby be relieved of its obligation to perform the services specified therein with respect to the Premises.

     6. The parties hereto mutually agree that as of the Effective Date, the first subparagraph of paragraph 19, section (d) of the Lease shall be deleted in its entirety and in lieu thereof, the following provision shall be inserted:

               "Tenant will indemnify, save harmless and defend Landlord, its agents, employees, or contractors from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted in the Building or Premises or occurring in, on or about the Building or Premises or any part thereof, or arising directly or indirectly from any act or omission of Tenant or any concessionaire, contractor or subtenant or their respective licensees, servants, agents, employees, or contractors and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding brought thereon. The comprehensive general liability coverage maintained by Tenant pursuant to subsection (a) above shall specifically insure the contractual obligations of Tenant as set forth herein."

     7. The parties hereto mutually agree and reaffirm Landlord's right to periodically inspect the Premises as provided in paragraph 15 of the Lease.

     8. Except as otherwise provided in this First Amendment, the parties hereto further agree that all terms and conditions contained in the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereto set their hands this 2nd day of June 1994.


Witness:                           Landlord:
                                   Joseph A. Massaro, Jr.


/s/ Conan R. McClain               /s/ Joseph A. Massaro, Jr.
--------------------------         ----------------------------------


Witness:                           Carolyn C. Massaro


/s/ Conan R. McClain               /s/ Carolyn S. Massaro
--------------------------         ----------------------------------



Attest:                            Tenant:  Iron Age Corporation


/s/ Keith A. McDonough             /s/ Donald R. Jensen
--------------------------         ----------------------------------
Keith A. McDonough                 Donald R. Jensen
Vice President - Finance           President

[Corporate Seal]

                 SECOND AMENDMENT TO LEASE DATED MARCH 1, 1993
                                By and Between
                       JOSEPH A. MASSARO, JR. (Landlord)
                                      And
                         IRON AGE CORPORATION (Tenant)


THIS AGREEMENT made and entered into this 12th day of June, 1996, by and between Joseph A. Massaro, Jr. and Carolyn C. Massaro (hereinafter collectively called "Landlord") and Iron Age Corporation (hereinafter called "Tenant").

                                  WITNESSETH:

WHEREAS, on March 1, 1993, Landlord made and entered into a Lease (the "Lease") with Tenant for certain premises consisting of 16,191 rentable square feet located on the third and fourth floors (the "Premises") of a building known as Robinson Plaza III, Robinson Township, Pennsylvania (the "Building"); and

WHEREAS, Tenant has requested that Landlord grant permission for it to contract for the janitorial services performed within the Premises directly with a reputable professional contractor of its choice; and

WHEREAS, Tenant has further requested that the Rent provided for under the Lease be reduced by an amount equal to Landlord's cost of the janitorial services to be performed under the Lease; and

WHEREAS, on June 2, 1994 Tenant and Landlord executed a document entitled "First Amendment to Lease," dated June 2, 1994 wherein Landlord agreed to Tenant's request to contract directly with a reputable janitorial services contractor for the janitorial services rendered within the premises as of the effective date.

NOW, THEREFORE, in consideration of foregoing recitals and in further consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

     1. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to hire from Landlord an additional 907 rentable square feet located on the third floor of Robinson Plaza III.

     2. Tenant agrees to pay the Landlord a rental rate of $15.19 per rentable square feet for the additional 907 rentable square feet for an additional annual rent of Thirteen Thousand Seven Hundred Seventy Seven Dollars and 33/100 ($13,777.33) in
        equal monthly installments of One Thousand One Hundred Forty Eight Dollars and 11/100 ($1,148.11).

     3. Rent will commence July 1, 1996 or upon occupancy, whichever occurs sooner.

     4. Tenant's percentage of rental adjustment for expenses as set forth in paragraph 7 of the lease shall increase from 33.1% to 33.5%.

     5. Landlord will provide construction services to build space to Tenant's specifications at Tenant's sole cost and expense.

     6. In the event space becomes available adjoining Tenant's current space on the third floor of Robinson Plaza III, Tenant will have right of first refusal to that available space provided Tenant is not in default of the Lease as amended. Landlord will provide construction services for adjoining space at Tenant's sole cost and expense.

     7. Except as otherwise provided in this second amendment, the parties hereto further agree that all terms and conditions contained in the Lease as amended shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereto set their hands this 13th day of June 1996.


WITNESS:                           LANDLORD:
                                   Joseph A. Massaro, Jr.


/s/  David E. Massaro              /s/  Joseph A. Massaro, Jr.
--------------------------         ----------------------------------


ATTEST:                            TENANT:
                                   Iron Age Corporation


/s/  Keith A. McDonough            /s/  Max Rush
--------------------------         ----------------------------------
Keith A. McDonough                 Max Rush
Vice President - Finance           Senior Vice President

[Corporate Seal]

                         THIRD AMENDMENT TO THE LEASE
                              DATED MARCH 1, 1993


THIS AGREEMENT made and entered into this 10th day of December, 1997 by and between Joseph A. Massaro, Jr. and Carolyn C. Massaro (hereinafter collectively called "Landlord") and Iron Age Corporation (hereinafter called "Tenant").

                                  WITNESSETH:

WHEREAS, on March 1, 1993, Landlord made and entered into a Lease (the "Lease") with Tenant for certain premises consisting of 16,191 rentable square feet located on the third and fourth floors (the "Premises") of a building known as Robinson Plaza III, Robinson Township, Pennsylvania (the "Building"); and

WHEREAS, Tenant has requested that Landlord grant permission for it to contract for the janitorial services performed within the Premises directly with a reputable professional contractor of its choice; and

WHEREAS, Tenant further requested that the Rent provided for under the Lease be reduced by an amount equal to Landlord's cost of the janitorial services to be performed under the Lease; and

WHEREAS, on June 2, 1994 Tenant and Landlord executed a document entitled "First Amendment to Lease, Dated March 1, 1993," wherein Landlord agreed to Tenant's request to contract directly with a reputable janitorial service contractor for the janitorial services rendered within the premises as of the effective date.

WHEREAS, on June 12, 1996, Landlord and Tenant executed a document entitled "Second Amendment to Lease, Dated March 1, 1993," wherein Landlord agreed to lease to Tenant and Tenant agreed to hire from Landlord an additional 907 rentable square feet on the third floor of the Building.

NOW, THEREFORE, in consideration of foregoing recitals and in further consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

     1. This Third Amendment to Lease Dated March 1, 1993 shall become effective on August 1, 1998 (the "Effective Date").

     2. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to hire from Landlord an additional 3,269 rentable square feet located on the third floor of the Building.

     3. Tenant agrees to pay Landlord, for the additional 3,269 rentable square feet, an additional annual rental rate of Forty Eight Thousand Seven Hundred Eight and 10/100 ($48,708.10) Dollars, ("Rent") payable on or before the first week day of each calendar month in equal monthly installments of Four Thousand Fifty Nine and 01/100 ($4,059.01) Dollars in advance without demand beginning on the Effective Date and continuing until April 30, 1999.

     4. Landlord will provide Tenant an allowance of $32,690.00 (the "Construction Allowance") for any Tenant improvements in the additional 3,269 rentable square feet, based on architectural drawings provided by Tenant. Architectural drawing will be at Tenant's sole cost and responsibility. Landlord shall provide Tenant with a construction budget, based on Tenant's architectural drawings, with a 10% mark-up for overhead and profit. Any costs in excess of the Construction Allowance shall be the responsibility of Tenant, payable to Landlord on a net thirty (30) day basis. All construction services shall be provided by the Massaro Company during normal trade hours.

     5. Tenant further agrees to extend the term of the Lease (the "Extension Term") for a period of seven (7) years beginning May 1, 1999 (the "Commencement Date") and ending at midnight on April 30, 2006.

     6. Provided Tenant is not in default of the Lease, Tenant will have the option to terminate the Lease agreement and all provisions contained herein on April 30, 2004, by providing Landlord written notice 180 days prior to April 30, 2004.

     7. The parties hereto mutually agree that as of the Effective Date, paragraph 2 of the Lease, "Premises," shall be deleted in its entirety and in lieu thereof, the following paragraph shall be inserted:

               "Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the certain space (the "Premises") containing 20,367 rentable square feet on third and fourth floors of the Building."

     8. The parties hereto mutually agree that as the Effective Date, paragraph 4 of the Lease, "Renewal Option," shall be deleted in its entirety and in lieu thereof, the following provision shall be inserted:

               "Provided Tenant is not in default under this Lease, and upon one hundred eighty (180) days prior written notice, Tenant shall have the option to extend the term of the Lease for one (1) three (3) year renewal option and one (1) five (5) year renewal option.
               For the first three (3) year renewal option, the Rent shall be Three Hundred Seventy Seven Thousand Six Hundred Four and 18/100 ($377,604.18) Dollars annually paid in equal monthly installments of Thirty One Thousand Four Hundred Sixty Seven and 20/100 ($31,467.02) Dollars. During the second five (5) year renewal option, the Rent shall be Four Hundred Fifteen Thousand Two Hundred Eighty Three and 13/100 ($415,283.13) Dollars annually paid in equal monthly installments of Thirty Four Thousand Six Hundred Six and 93/100 ($34,606.93) Dollars. The Base Year shall be adjusted to 2004 for the three (3) year renewal option and 2009 for the five (5) year renewal option."

     9. The parties hereto mutually agree that as of the Commencement Date, May 1, 1999 paragraph 6 of the Lease, "Rent," shall be deleted in its entirety and in lieu thereof, the following paragraph shall be inserted:

               "Tenant shall pay to Landlord at its aforesaid principal office or at such other place as Landlord may designate from time to time, as Rent, the sum of Three Hundred Forty Three Thousand One Hundred Eighty Three and 95/100 ($343,183.95) Dollars, ("Rent"), payable on or before the first week day of each calendar month in equal monthly installments of Twenty Eight Thousand Five Hundred Ninety Eight and 66/100 ($28,598.66) Dollars in United States currency ("Basic Monthly Rent"), in advance and without demand beginning on the Commencement Date and continuing until April 30, 2004, without deduction or set-off whatsoever. Thereafter, Tenant shall pay Landlord, as Rent, the sum of Three Hundred Seventy Seven Thousand Six Hundred Four and 18/100 ($377,604.18) Dollars, ("Rent"), payable on or before the first week day of each calendar month in equal monthly installments of Thirty One Thousand Four Hundred Sixty Seven and 02/100 ($31,467.02) Dollars in United States currency ("Basic Monthly Rent"), in advance without demand or deduction or set-off whatsoever. Furthermore, the Tenant's Base Year shall be adjusted to the year 2004."

     10. The parties hereto mutually agree that as of the Commencement Date, May 1, 1999 the second sentence of paragraph 7 of the Lease, "Rental Adjustments for Expenses," shall be deleted in its entirety and in lieu thereof, the following sentence shall be inserted:

               "Base Year shall be defined as the calendar year 1999, and Tenant's proportionate share shall be defined as the ratio of the rentable area of the Premises bears to the rentable area of the Building, which Tenant and Landlord hereby agree to be 40 percent."

     11. Provided Tenant is not in default of the Lease and subject to the rights previously afforded other tenants, Tenant shall have the right to lease any space that becomes available in Robinson Plaza Three. Upon written notice by Landlord, Tenant will ten (10) business days to either accept or reject Landlord's lease proposal for additional space in Robinson Plaza Three at the then fair market rental rate which at no time shall be less than the basic rental rate plus any additional rents. If Tenant accepts said lease proposal for additional space, the expiration date will be coterminous with the existing Lease and amendments. Any improvements to the space will be the responsibility of the Tenant, with Massaro Company providing the construction services.

     12. Notwithstanding any provisions of the lease to the contrary (including but not limited to section 6), in the event that the Landlord fails to comply with the terms Section 13 and Section 16 for a period of ninety
         (90) days following written notice from the Tenant of such failure, the Tenant shall have the right to pay one-third (1/3) of its Rent and Additional Rent into an interest bearing Escrow Fund at PNC Bank, jointly owned by Tenant and Landlord, until such time as the Landlord cures such failure, at which time all the moneys in the Escrow Fund shall be paid to the Landlord. Any dispute arising under this Section shall be resolved by a disinterested arbitrator whose fees shall be borne equally by the Landlord and Tenant.

     13. Except as otherwise provided in this Third Amendment, the parties hereto further agree that all terms and conditions contained in the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have set their hands this 10th day of December 1997.


Witness:                           Landlord:
                                   Joseph A. Massaro, Jr.


/s/  David E. Massaro              /s/  Joseph A. Massaro, Jr.
--------------------------         ----------------------------------


Witness:                           Carolyn C. Massaro


__________________________         /s/  Carolyn C. Massaro
                                   ----------------------------------

Attest:                            Tenant:
                                   Iron Age Corporation


/s/  Max Rush                      /s/  Keith A. McDonough
--------------------------         ----------------------------------
Max Rush                           Keith McDonough
Senior Vice President              Executive Vice-President
                                   Chief Financial Officer

[Corporate Seal]